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                                                                  EXHIBIT 10.27


                 FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS

     THIS FIRST AMENDMENT to the Note Purchase Agreements dated as of January 31, 1996 (this "First Amendment"), is entered into between Wabash National Corporation, a Delaware corporation (the "Company"), and each of the holders of the Company's 6.41% Series A Senior Notes due January 31, 2003 which is a signatory to this First Amendment (the "Signing Noteholders").

                                  RECITALS:

     A. The Company and The Prudential Insurance Company of America, Nationwide Life Insurance Company, West Coast Life Insurance Company, Nationwide Life and Annuity Insurance Company and Great-West Life & Annuity Insurance Company (the "Original Purchasers") have entered into separate Note Purchase Agreements, each dated as of January 31, 1996 (the "Note Purchase Agreements").

     B. The Company and the Signing Noteholders now desire to amend, effective on the date on which the condition specified in Section 3 hereof is satisfied, certain of the terms of the Note Purchase Agreements.

     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

     D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed has been done or performed.

     NOW, THEREFORE, the Company and the Noteholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.  AMENDMENT.

     Section 1.1. Section 10.6(d)(ii) of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:


     "or (ii) the Company shall not less than 30 days nor more than 60 days prior to the date of such Transfer offer pursuant to a written notice (the "Asset Disposition Prepayment Notice") to apply on a pro rata basis the Excess Net Proceeds to which such assets relate towards the prepayment of all outstanding Senior Funded Debt of the Company (including, without limitation, the Notes pursuant to Section 8.2 hereof, together with accrued interest thereon, including the premium provided for in said Section 8.2). Such Asset Disposition Prepayment Notice shall specify (A) a date (the "Asset Disposition Prepayment Date"), which shall be not less than 120 days nor more



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     than 180 days following the date of such Asset Disposition Prepayment
     Notice, on which the Company will apply such Excess Net Proceeds to the prepayment on a pro rata basis of all of the outstanding Senior Funded Debt of the Company held by any Person which accepts such offer of prepayment and (B) a date, which shall be not more than 60 days nor less than 30 days prior to such Asset Disposition Prepayment Date, on which each holder of Senior Funded Debt of the Company must accept or decline such offer of prepayment. Without limiting the foregoing, the Company shall not more than 15 days nor less than 10 days prior to such Asset Disposition Prepayment Date send a second written notice (the "Secondary Asset Disposition Prepayment Notice") to all holders of outstanding Senior Funded Debt of the Company notifying each such holder of the decision of each other holder of Senior Funded Debt of the Company to accept or reject such offer of prepayment and in such Secondary Asset Disposition Prepayment Notice offer to each holder of outstanding Senior Funded Debt to apply on a pro rata basis the amount of such Excess Net Proceeds which will not be applied to such prepayment by virtue of any such holder of Senior Funded Debt having declined the original offer of prepayment. On such Asset Disposition Prepayment Date, the Company shall apply the amount of such Excess Net Proceeds which has been agreed or deemed to be agreed by holders of Senior Funded Debt of the Company pursuant to any agreement pursuant to which any such Senior Funded Debt is outstanding shall be applied to the prepayment of Senior Funded Debt held by each holder thereof which has accepted or been deemed to accept such initial offer of prepayment or such initial offer and such secondary offer of prepayment, as the case may be, to the prepayment of Senior Funded Debt as and to the extent herein contemplated. It is understood and agreed by the Company and each holder of the Notes by its acceptance thereof that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to accept such prepayment and that if any such offer is so accepted, the Excess Net Proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid, together with the premium provided for in
     Section 8.2."

     Section 1.2. Schedule B of the Note Purchase Agreements shall be and is hereby amended by adding the following definitions thereto in alphabetical order:

     "Asset Disposition Prepayment Date" is defined in Section 10.6.

     "Asset Disposition Prepayment Notice" is defined in Section 10.6.

     "Secondary Asset Disposition Prepayment Notice" is defined in Section
10.6.

     "Senior Funded Debt" means, with respect to any Person, Funded Debt of such Person which is not expressed to be subordinate or junior in rank to any other Funded Debt of such Person.


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SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Section 2.1. To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this First Amendment) that:

        (a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

        (b) the Note Purchase Agreements, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

        (c) the execution, delivery and performance by the Company of this First Amendment (1) has been duly authorized by all requisite corporate action and, if required, shareholder action, (2) does not require the consent or approval of any governmental or regulatory body or agency, and (3) will not
     (i) violate (A) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (B) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (C) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (ii) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (3)(i)(C) of this
     Section 2.1(c); and

        (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.   CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

     This First Amendment shall become effective when executed counterparts of this First Amendment, duly executed by the Company and the Signing Noteholders, shall have been delivered to the holders of the Notes.

SECTION 4.   MISCELLANEOUS.

     Section 4.1. Except as modified and expressly amended by this First Amendment, the Note Purchase Agreements are in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

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     Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     Section 4.3. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

     Section 4.4. This First Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one First Amendment.






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        IN WITNESS WHEREOF, the Company and the Signing Noteholders have caused this instrument to be executed, all as of the day and year first above written.


                                                WABASH NATIONAL CORPORATION



                                                By /s/Mark R. Holden
                                                   ----------------------------
                                                   Its Vice President and
                                                   Chief Financial Officer


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                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                          AMERICA



                                        By /s/ Signature
                                           ---------------------------------
                                           Its Vice President





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Accepted and Agreed to:


                                        GREAT-WEST LIFE & ANNUITY INSURANCE
                                          COMPANY



                                        By /s/ Julie Bock
                                          ---------------------------------
                                          Its  JULIE BOCK
                                               ASST. VICE PRESIDENT


                                        By /s/ James G. Lowery
                                          ---------------------------------
                                          Its  James G. Lowery
                                               Assistant Vice President
                                               Private Placement Investments



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